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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We hereby consent to incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement (on Form S-3) of our report dated February 8, 2005, relating to the financial statements of Genmab A/S, which appears in Medarex Inc.'s Annual Report on Form 10-K for the year ended December 31, 2004.

PricewaterhouseCoopers Statsautoriseret Revisionsinteressentskab Copenhagen, Denmark
June 10, 2005
/s/ JENS RODER State Authorized Public Accountant

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Consent of Independent Registered Public Accounting Firm